Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports Third Quarter 2022 Results

Seventh Consecutive Quarter of Year-over-Year Sales Growth

JERSEY CITY, NJ, Wednesday, October 26, 2022 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the third quarter of 2022.

Third Quarter 2022 Highlights

•	Net sales of $177.7 million, up 20.9% from Q3-21
•	Gross profit margin of 29.0%, up from 24.5% in Q3-21
•	Net earnings of $16.5 million versus $5.7 million in Q3-21
•	Adjusted EBITDA of $27.3 million, representing a 115% increase compared to Q3-21
•	Quarterly bookings of $180 million led to quarter-end backlog of orders of $583 million, an increase in backlog of 25% from December 31, 2021

"Third quarter sales and adjusted EBITDA reached record levels in Bel’s 70-year history, with continued improvements in commercial air, strong e-Mobility sales and proper pricing strategies being the largest contributors," said Daniel Bernstein, President and CEO. "The global team’s collective focus on profitability led to meaningful year-over-year margin expansion for the fourth consecutive quarter.

"As expected, growth in our backlog of outstanding orders has started to level off. Our view is that the current movement in backlog is a function of our customers' order management practices and not an indication of reduced demand. With built-in end market diversity across our three product groups, we believe Bel is well-positioned to weather any market softness. Overall, the management team remains optimistic as fundamentally, long-term sectoral drivers remain robust," concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added, "Based on our continuous review of Bel’s operational footprint, we recently launched a series of facility consolidation initiatives to better manage our business and strengthen our operations. These plans include the consolidation of nine of our Magnetic manufacturing buildings in China into a new centralized single site in Southwestern China, allowing us to improve operational efficiencies within this group. In our Connectivity Solutions group, consolidation among existing sites is taking place in both the U.S. and Europe. In connection with these initiatives, in the aggregate, we estimate that one-time costs, largely severance, of approximately $10 million and incremental capex spend of approximately $4 million, will result in annualized cost savings of approximately $5 million. These initiatives began in Q3-22 and are expected to be largely complete by Q3-23. The Company closed on the previously-announced sale of one of its Corporate buildings in Jersey City, New Jersey, resulting in a gain of $1.6 million being recognized during the third quarter. Upon the completion of these consolidation actions, we expect to reduce our overall global occupancy by approximately 170,000 square feet by the end of 2023.

"We are excited about our progress made to date and look forward to continuing our work over the coming quarters to simplify our operations," concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property, restructuring charges, write-off of deferred financing costs and acquisition-related costs. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, October 27, 2022 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13733954 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, high-speed data transmission, military, commercial aerospace, transportation, and e-Mobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding expressions about management’s confidence and management’s expectations and beliefs about our business, operations, products, market conditions, financial position, performance, results and prospects; management’s views, expectations and beliefs about trends involving backlog, order management and demand; management’s views, expectations and beliefs about the market positioning of our products, Bel’s capability to respond to market conditions, and assessments of long-term sectoral drivers in the market; management’s plans, intentions, objectives and expectations with respect to facility consolidation initiatives and plans, including the sites planned to be consolidated, the expected timing thereof, and the effects and benefits anticipated to result therefrom or to be realized thereby, including estimates of associated costs, annualized cost savings, and reductions of global occupancy, and beliefs and expectations regarding improvement of operational efficiencies; and management’s plans, intentions, objectives and beliefs with respect to strategic initiatives and matters of business strategy generally and the desired effects and intended results thereof, including continuing work to simplify our operations) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risk factors detailed from time to time in the Company's Securities and Exchange Commission (“SEC”) reports, including in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in subsequent reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales	$177,739	$146,966	$485,030	$396,351
Cost of sales	126,205	110,992	354,084	301,234
Gross profit	51,534	35,974	130,946	95,117
As a % of net sales	29.0%	24.5%	27.0%	24.0%

Research and development costs	4,877	5,918	14,381	16,301
Selling, general and administrative expenses	22,223	21,188	67,216	64,757
As a % of net sales	12.5%	14.4%	13.9%	16.3%
Restructuring charges	3,969	398	4,000	675
Gain on sale of property	(1,596)	(403)	(1,596)	(6,578)

Income from operations	22,061	8,873	46,945	19,962
As a % of net sales	12.4%	6.0%	9.7%	5.0%

Interest expense	(944)	(1,491)	(2,411)	(3,014)
Other income/expense, net	(429)	(201)	(2,926)	458
Earnings before income taxes	20,688	7,181	41,608	17,406

Provision for income taxes	4,140	1,447	2,959	593
Effective tax rate	20.0%	20.2%	7.1%	3.4%
Net earnings	$16,548	$5,734	$38,649	$16,813
As a % of net sales	9.3%	3.9%	8.0%	4.2%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,142	2,145	2,144	2,145
Class B common shares - basic and diluted	10,340	10,269	10,358	10,237

Net earnings per common share:
Class A common shares - basic and diluted	$1.27	$0.44	$2.95	$1.29
Class B common shares - basic and diluted	$1.34	$0.47	$3.12	$1.37

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$70,895	$61,756
Accounts receivable, net	103,221	87,135
Inventories	164,381	139,383
Other current assets	38,868	40,742
Total current assets	377,365	329,016
Property, plant and equipment, net	35,227	38,210
Right-of-use assets	20,828	21,252
Goodwill and other intangible assets, net	78,500	87,646
Other assets	41,896	35,722
Total assets	$553,816	$511,846

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$66,191	$65,960
Operating lease liability, current	5,904	6,880
Other current liabilities	64,987	39,172
Total current liabilities	137,082	112,012
Long-term debt	110,000	112,500
Operating lease liability, long-term	14,992	14,668
Other liabilities	55,709	63,923
Total liabilities	317,783	303,103
Stockholders' equity	236,033	208,743
Total liabilities and stockholders' equity	$553,816	$511,846

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

GAAP Net earnings	$16,548	$5,734	$38,649	$16,813
Interest expense	944	1,491	2,411	3,014
Provision for income taxes	4,140	1,447	2,959	593
Depreciation and amortization	3,288	4,036	11,604	12,514
EBITDA	$24,920	$12,708	$55,623	$32,934
% of net sales	14.0%	8.6%	11.5%	8.3%

Unusual or special items:
Gain on sale of property	(1,596)	(403)	(1,596)	(6,578)
Restructuring charges	3,969	398	4,000	675
Acquisition-related costs	-	-	-	483

Adjusted EBITDA	$27,293	$12,703	$58,027	$27,514
% of net sales	15.4%	8.6%	12.0%	6.9%

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, except per share amounts)
(unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the condensed consolidated statements of operations.

	Three Months Ended September 30, 2022					Three Months Ended September 30, 2021
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$20,688	$4,140	$16,548	$1.27	$1.34	$7,181	$1,447	$5,734	$0.44	$0.47
Gain on sale of property	(1,596)	(367)	(1,229)	(0.09)	(0.10)	(403)	-	(403)	(0.03)	(0.03)
Restructuring charges	3,969	985	2,984	0.23	0.24	398	79	319	0.02	0.03
Write-off deferred financing costs	-	-	-	-	-	820	189	631	0.05	0.05
Non-GAAP measures	$23,061	$4,758	$18,303	$1.40	$1.48	$7,996	$1,715	$6,281	$0.48	$0.51

	Nine Months Ended September 30, 2022					Nine Months Ended September 30, 2021
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$41,608	$2,959	$38,649	$2.95	$3.12	$17,406	$593	$16,813	$1.29	$1.37
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	483	111	372	0.03	0.03
Gain on sale of property	(1,596)	(367)	(1,229)	(0.09)	(0.10)	(6,578)	-	(6,578)	(0.51)	(0.54)
Restructuring charges	4,000	990	3,010	0.23	0.24	675	119	556	0.04	0.05
Write-off of deferred financing costs	-	-	-	-	-	820	189	631	0.05	0.05
Non-GAAP measures	$44,012	$3,582	$40,430	$3.09	$3.26	$12,806	$1,012	$11,794	$0.90	$0.96

(1) The supplementary information included in this press release for 2022 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.